United Rentals, Inc. Five Greenwich Office Park Greenwich, CT 06830 Tel: 203-622-3131 Fax: 203-622-6080 www.unitedrentals.com
United Rentals,

UNITED RENTALS AMENDS CREDIT FACILITY

GREENWICH, Conn. - June 24, 2005 - United Rentals, Inc. (NYSE: URI), the world's largest equipment rental company, today announced that the lenders under its secured credit facility have agreed to allow the company until December 31, 2005, to provide 2004 audited financial statements. The lenders also agreed the company may delay filing its 2004 Report on Form 10-K, as well as Reports on Form 10-Q for 2005 interim periods, until after the company’s 2004 results are finalized.

As previously announced, the company has delayed finalizing 2004 results to allow time to review matters relating to the SEC inquiry of the company; complete work on an income tax restatement; complete the evaluation and testing of internal controls required by SOX 404; and conduct additional testing of its self insurance reserves in 2004 and prior periods.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world, with an integrated network of more than 730 rental locations in 48 states, 10 Canadian provinces and Mexico. The company's 12,900 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers for rent over 600 different types of equipment with a total original cost of $3.7 billion. United Rentals is a member of the Standard & Poor's MidCap 400 Index and the Russell 2000 Index® and is headquartered in Greenwich, Conn. Additional information about United Rentals is available at www.unitedrentals.com.

Certain statements made by the company are forward-looking in nature. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "plans," "intends," "projects," "forecasts," "may," "will," "should," "on track" or "anticipates" or the negative thereof or comparable terminology, or by discussions of strategy or outlook. The company's business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may materially differ from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) unfavorable economic and industry conditions can reduce demand and prices for the company's products and services, (2) governmental funding for highway and other construction projects may not reach expected levels, (3) the company may not have access to capital that it may require, (4) any companies that United Rentals acquires could have undiscovered liabilities and may be difficult to integrate, (5) rates may increase less than anticipated or costs may increase more than anticipated, (6) the audit of the company's 2004 results has not yet been completed and, accordingly, previously announced data for 2004 are subject to change, (7) the evaluation and testing of the company's internal controls over financial reporting have not yet been completed and additional material weaknesses may be identified, (8) the company may incur significant expenses in connection with the SEC inquiry of the company and the class action lawsuits and derivative actions that were filed in light of the SEC inquiry, (9) there can be no assurance that the outcome of the SEC inquiry or internal review will not require changes in the company's accounting policies and practices, restatement of financial statements, revisions of preliminary results or guidance, and/or otherwise be adverse to the company, (10) the company may be unable to deliver financial statements or make SEC filings within the time-period required by its lenders, (11) security holders may elect to declare an event of default under various indentures based on the company's delay in filing SEC reports and (12) consents or waivers from lenders may not be obtained or may be costly to obtain. Certain of these risks and uncertainties, as well as others, are discussed in greater detail in the company's filings with the SEC. The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

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Contact:
Chuck Wessendorf
VP, Investor Relations and
Corporate Communications
United Rentals, Inc.
(203) 618-7318
cwessendorf@ur.com